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                                                                   Exhibit j(2)


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Trustees and Shareholders
Short-Term Investments Trust:

We consent to the use of our reports on the Government & Agency Portfolio, the Treasury Portfolio and the Treasury TaxAdvantage Portfolio (series portfolios of Short-Term Investments Trust) dated October 1, 1999 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Reports" in the Statements of Additional Information.

/s/KPMG
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KPMG LLP



Houston, Texas
November 8, 1999